Exhibit 99.2
Press Release
For Immediate Release

Contact:	Christopher D. Myers President and CEO (909) 980-4030
Supplemental Press Release
Ontario, CA, July 22, 2010-The Company is releasing additional financial information to supplement our earnings release of July 21, 2010. This supplemental information is to disclose the amounts of Troubled Debt Restructuring (“TDR”) for the periods listed below. This information does not change any of the information released on July 21, 2010.

	June 30,	March 31,	December 31,
	2010	2010	2009
	(amounts in thousands)
Restructured Loans (Performing)	$3,610	$9,477	$2,500
Restructured Loans (Non-Performing)*	20,585	14,430	1,017

	$24,195	$23,907	$3,517

*	The non-peforming TDR’s listed above are included in the non-performing loans as reported in our July 21, 2010 earnings release.